Exhibit 23.1
Consent of Independent Registered Public Accounting Firm
EZCORP, Inc.
Austin, TX
We hereby consent to the incorporation by reference in the Prospectus constituting a part of this Registration Statement of our reports dated November 24, 2010, relating to the consolidated financial statements, the effectiveness of EZCORP’s internal control over financial reporting, and schedule of EZCORP Inc. appearing in the Company’s Annual Report on Form 10-K for the year ended September 30, 2010.
We also consent to the reference to us under the caption “Experts” in the Prospectus.
/s/ BDO USA, LLP
Dallas, TX
December 3, 2010